                                                                    EXHIBIT 4.18

================================================================================


                                TRUST AGREEMENT

                                   (1989 I)

                                  dated as of

                                 July 20, 2000


                                    between

                        BANCBOSTON UNITED LEASING LLC,
                             as Owner Participant,


                                      and


                     STATE STREET BANK AND TRUST COMPANY,
                               as Owner Trustee

                                   ________


                            United Air Lines, Inc.
                            1989 I Equipment Trust
                          One Boeing 747-422 Aircraft


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
ARTICLE I
     DEFINITIONS....................................................................    1
     SECTION 1.1  Special Definitions...............................................    1
     SECTION 1.2  Reference to Lease................................................    2

ARTICLE II
     AUTHORITY; DECLARATION OF TRUST BY OWNER TRUSTEE...............................    2
     SECTION 2.1  Authorization.....................................................    2
     SECTION 2.2  Declaration of Trust..............................................    3

ARTICLE III
     PAYMENTS TO OWNER PARTICIPANT..................................................    3
     SECTION 3.1  Payments From Trust Estate Only...................................    3
     SECTION 3.2  Method of Payment.................................................    3

ARTICLE IV
     ACCEPTANCE AND DELIVERY OF AIRCRAFT; TITLE TO AIRCRAFT.........................    4
     SECTION 4.1  Authorization.....................................................    4
     SECTION 4.2  Conditions........................................................    4

ARTICLE V
     RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST
     ESTATE.........................................................................    4
     SECTION 5.1  Distributions.....................................................    4

ARTICLE VI
     DUTIES OF THE OWNER TRUSTEE....................................................    5
     SECTION 6.1  Notice of Event of Default........................................    5
     SECTION 6.2  Action Upon Instructions..........................................    5
     SECTION 6.3  Indemnification...................................................    5
     SECTION 6.4  No Duties Except as Specified in Trust Agreement or
                   Instructions.....................................................    6
     SECTION 6.5  No Action Except Under Lease, Trust Agreement or
                   Instructions.....................................................    6
     SECTION 6.6  Tax Returns.......................................................    6

ARTICLE VII
     THE OWNER TRUSTEE..............................................................    7
     SECTION 7.1  Acceptance of Trusts and Duties...................................    7
     SECTION 7.2  Absence of Duties...........................................;.....    7

         SECTION 7.3  No Representations or Warranties as to Aircraft or Documents................   8
         SECTION 7.4  No Segregation of Monies; No Interest.......................................   9
         SECTION 7.5  Reliance; Agent; Advice of Counsel..........................................   9
         SECTION 7.6  Not Acting in Individual Capacity...........................................   9
         SECTION 7.7  Compensation................................................................   9

ARTICLE VIII
         INDEMNIFICATION OF SSBTC BY OWNER PARTICIPANT............................................  10
         SECTION 8.1  Owner Participant to Indemnify SSBTC........................................  10

ARTICLE IX
         SUCCESSOR OWNER TRUSTEES;................................................................  11

APPOINTMENT OF SEPARATE TRUSTEES..................................................................  11
         SECTION 9.1  Resignation of Owner Trustee; Appointment of Successor......................  11
         SECTION 9.2  Appointment of Separate Trustees............................................  12

ARTICLE X
         SUPPLEMENTS AND AMENDMENTS TO THIS TRUST AGREEMENT AND OTHER DOCUMENTS...................  14
         SECTION 10.1  Instructions of Owner Participant;  Limitations............................  14
         SECTION 10.2  Owner Trustee Protected....................................................  15
         SECTION 10.3  Request of Substance Not Form..............................................  15

ARTICLE XI
         MISCELLANEOUS............................................................................  15
         SECTION 11.1  Termination of Trust Agreement.............................................  15
         SECTION 11.2  No Legal Title to Trust Estate Owner Participant...........................  16
         SECTION 11.3  Sale of Aircraft by Owner Trustee Is Binding...............................  16
         SECTION 11.4  Trust Agreement for Benefit of Owner Trustee and Owner
                       Participant Only...........................................................  16
         SECTION 11.5  Notices....................................................................  16
         SECTION 11.6  Severability...............................................................  17
         SECTION 11.7  Limitation on Owner Participant's Liability................................  17
         SECTION 11.8  Separate Counterparts......................................................  17
         SECTION 11.9  Successors and Assigns.....................................................  17
         SECTION 11.10 Headings...................................................................  17
         SECTION 11.11 Governing Law..............................................................  17
         SECTION 11.12 Authorization to Cover Trustee for Trust Indenture.........................  18
         SECTION 11.13 Waivers etc................................................................  18

                                TRUST AGREEMENT
                                   (1989 I)


          This TRUST AGREEMENT (1989 I), dated as of July 20, 2000, between BANCBOSTON UNITED LEASING LLC, a Delaware limited liability company ("Owner Participant") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, referred to as "SSBTC", and not in its individual capacity but solely as owner trustee hereunder, referred to as the "Owner Trustee"):

                             W I T N E S S E T H :


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1   Special Definitions. For all purposes of this Trust
                        -------------------
Agreement the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          (a)  "Assignment and Assumption Agreement" means that certain
                -----------------------------------
Assignment and Assumption Agreement (1989 I) dated as of July 20, 2000 between the Owner Participant and the Owner Trustee.

          (b)  "Lease" means that certain First Amended and Restated Lease
                -----
Agreement (1989 I), dated as of July 20, 2000, between the Owner Trustee (as Owner Trustee hereunder), as Lessor, and United Air Lines, Inc., as Lessee, as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by and in accordance with its terms, the terms of the Trust Indenture, the terms of the Participation Agreement and the terms of this Trust Agreement. The term "Lease" also includes the Lease Supplement (1989 I).

          (c)  "Mortgaged Property" means the "Indenture Estate" as defined in
                ------------------
the Trust Indenture.

          (d)  "Participation Agreement" shall mean that certain First Amended
                -----------------------
and Restated Participation Agreement (1989 I), dated as of even date herewith, among Lessee, Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee under each of the Pass Through Trust Agreements, Owner Trustee and State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity and as Indenture Trustee.

          (e)  "Trust Agreement" and "this Trust Agreement" means this Trust
                ---------------       --------------------
Agreement (1989 I) as supplemented or amended from time to time, including as supplemented by the Trust Supplement.

          (f)  "Trust Estate" means all estate, right, title and interest of the
                ------------
Owner Trustee in and to the Aircraft, the Original Lease, the Original Participation Agreement, the Original Trust Indenture, the Assignment and Assumption Agreement, the Lease, any Lease Supplement, the Participation Agreement, the Purchase Agreement, the Japanese Lease, any Japanese Lease Supplement, the Primary Lessor Mortgage, the Primary Lessor Comfort Letter, the Japanese Lease Assignment, the Japanese Lease Assignment Supplement, the Lessor's Purchase Agreement, the Lessor's Consent and Agreement, the Manufacturer's FAA Bill of Sale and the Manufacturer's Warranty Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account, the Owner Participant, the Certificate Holders or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft or the Lessee's obligations under the Operative Documents (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee, or to the Certificate Holders pursuant to Section 7(b) or 7(c) of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" does not include any Excluded Payments but shall include all of the property, rights and interests of the Owner Trustee subject to the Granting Clause of the Trust Indenture.

          (g)  "Trust Indenture" shall mean that certain First Amended and
                ---------------
Restated Trust Indenture and Security Agreement (1989 I), dated as of even date herewith, between State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee and Owner Trustee.

          SECTION 1.2   Reference to Lease.
                        ------------------

          For all purposes of this Trust Agreement the terms used herein in capitalized form but not defined herein are used as defined in the Lease.

                                  ARTICLE II

                           AUTHORITY; DECLARATION OF
                            TRUST BY OWNER TRUSTEE

          SECTION 2.1   Authorization.
                        -------------

          The Owner Participant hereby authorizes and directs the Owner Trustee, and the Owner Trustee hereby agrees, (i) to execute and deliver the Participation Agreement, the Trust Indenture, the Lease, the Assignment and Assumption Agreement, the other Operative Documents to which it may be a party and all other documents (including UCC financing statements) as the Owner Participant may from time to time direct (collectively, the "Trustee Documents") (in the respective forms in which they are delivered from time to time by the Owner Participant to the Owner Trustee) necessary or desirable in order to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and filing with the FAA of an AC Form 8050-1 Aircraft Registration Application covering the Airframe and the Affidavit pursuant to Section 47.7(c)(2)(ii) of the Federal Aviation Regulations and (ii) subject to the terms of this Trust Agreement, to exercise the rights and perform the duties of the Lessor under the Lease and its duties under the Trustee Documents as set forth therein.

          SECTION 2.2   Declaration of Trust.
                        --------------------

          SSBTC hereby declares that it will hold the Trust Estate as Owner Trustee upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of and the Lien created by the Trust Indenture.

                                  ARTICLE III

                         PAYMENTS TO OWNER PARTICIPANT

          SECTION 3.1   Payments From Trust Estate Only.
                        -------------------------------

          Except as provided in Section 7.1 hereof, all payments to be made by the Owner Trustee under this Trust Agreement shall be made only from the income and the proceeds from the Trust Estate and only to the extent that the Owner Trustee shall have received sufficient income or proceeds from the Trust Estate to make such payments. The Owner Participant agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to the Owner Participant as herein provided and, except as provided in Section 7.1 hereof, that SSBTC is neither personally liable to the Owner Participant for any amounts payable under this Trust Agreement nor, except as provided in Section 7.1 hereof, subject to any liability under this Trust Agreement.

          SECTION 3.2   Method of Payment.
                        -----------------

          All amounts payable to the Owner Participant pursuant to this Trust Agreement shall be payable in immediately available funds to the Owner Participant or a nominee thereof at the Corporate Trust Department office of the Owner Trustee in Boston, Massachusetts, or at the corporate trust office of any successor trustee in the United States of America, or by transferring such amount to a banking institution with bank wire transfer facilities for the account of the Owner Participant or such nominee, as instructed from time to time by the Owner Participant. Notwithstanding the foregoing, the Owner Trustee will pay all amounts payable by the Owner Trustee hereunder to the Owner Participant (including all amounts distributed pursuant to Article V of this Trust Agreement) on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Owner Trustee by 1:00 p.m., New York time) as provided in Part B of Schedule I to the Participation Agreement, provided, however, that the Owner Trustee shall use reasonable efforts to invest overnight in investments permitted pursuant to
Section 22 of the Lease and identified in written instructions of the Owner Participant or in overnight funds for the benefit of the Owner Participant all funds received by it at or later than 1:00 p.m.

                                  ARTICLE IV

                     ACCEPTANCE AND DELIVERY OF AIRCRAFT;
                               TITLE TO AIRCRAFT

          SECTION 4.1   Authorization. The Owner Participant hereby authorizes
                        -------------
and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that on the Effective Date it will, as trustee hereunder, subject to due compliance with the terms of Section 4.2 of this
Agreement:

          (a) accept from the Owner Participant an FAA Bill of Sale with respect to the Aircraft and make application with the FAA for registration of the Aircraft in the name of the Owner Trustee;

          (b) execute and deliver the Assignment and Assumption Agreement and accept the assignment of the Owner Interests (as defined therein) assigned thereby; and

          (c) issue to each Certificate Holder the Certificate or Certificates to be issued to them, in the amounts and otherwise as provided in Section 2.01 of the Trust Indenture.

          SECTION 4.2   Conditions. The obligation of the Owner Trustee to take
                        ----------
the action required by Section 4.1 hereof shall be subject to the condition precedent that the Owner Trustee shall have received notice of the Effective Date from Lessee (or the Owner Participant shall have directed the Owner Trustee to waive receipt of such delivery notice) in accordance with the terms of the Lease and of the Participation Agreement.

                                   ARTICLE V

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE

          SECTION 5.1   Distributions.
                        -------------

          Until the lien of the Trust Indenture shall have been discharged, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture. Subject to the foregoing and to the other terms and requirements of the Operative Documents, all payments and amounts received by the Owner Trustee shall be distributed forthwith upon receipt in the following order of priority: first, so much of such payment, or amount as shall, be required to pay or reimburse the Owner Trustee for any fees or expenses not otherwise paid or reimbursed to the Owner Trustee as to which the Owner Trustee is entitled to be paid or reimbursed hereunder, or indemnified from the Trust Estate pursuant to the penultimate sentence of Section 8.1 hereof, shall be retained by the Owner Trustee; and, second, the balance, if any, of such payment or amount remaining thereafter shall be distributed to the Owner Participant.

                                  ARTICLE VI

                          DUTIES OF THE OWNER TRUSTEE

          SECTION 6.1   Notice of Event of Default.
                        --------------------------

          In the event the Owner Trustee shall have actual knowledge of an Event of Default or an Indenture Event of Default or an event or condition which after notice or lapse of time or both would become an Event of Default or Indenture Event of Default, the Owner Trustee shall give prompt written notice thereof to the Owner Participant, Lessee and the Indenture Trustee. Subject to the terms of
Section 6.3 hereof, the Owner Trustee shall take or refrain from taking such action, not inconsistent with the provisions of the Operative Documents, with respect to an Event of Default, Indenture Event of Default or an event or condition which after notice or lapse of time or both would become an Event of Default or Indenture Event of Default as the Owner Trustee shall be instructed in writing by the Owner Participant. For all purposes of this Trust Agreement, in the absence of actual knowledge of an officer in the Corporate Trust Department of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of an Event of Default or an Indenture Event of Default or an event or condition which after notice or lapse of time or both would become an Event of Default or Indenture Event of Default unless it receives written notification thereof, in the manner and at the address specified in Section 11.5 hereof, given by or on behalf of the Owner Participant, the Lessee or the Indenture Trustee.

          SECTION 6.2   Action Upon Instructions.
                        ------------------------

          Subject to the terms of Sections 6.1 and 6.3 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee shall take or refrain from taking such action, not inconsistent with provisions of the Trust Indenture, as may be specified in such instructions.

          SECTION 6.3   Indemnification.
                        ---------------

          The Owner Trustee shall not be required to take any action or refrain from taking any action under Section 6.1 or 6.2 hereof (other than as specified in the first sentence of Section 6.1) unless the Owner Trustee shall have been indemnified, in manner and form and to the extent reasonably satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable legal fees and expenses) which may be incurred in connection therewith. The Owner Trustee shall not be required to take any action under Section 6.1 or 6.2 hereof (other than as specified in the first sentence of Section 6.1 hereof), nor shall any other provision of this Trust Agreement be deemed to impose a duty on the Owner Trustee to take any action, if the Owner Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or the Trust Indenture or is contrary to law.

          SECTION 6.4   No Duties Except as Specified in Trust Agreement or
                        ---------------------------------------------------
Instructions.
------------

          The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or otherwise to take or to refrain from taking any action under, or in connection with, the Lease except as expressly provided by the terms of the Trustee Documents or as expressly provided in written instructions from the Owner Participant received pursuant to the terms of
Section 6.1 or 6.2 hereof; and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. SSBTC nevertheless agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder or under the Participation Agreement. SSBTC further agrees in its individual capacity to indemnify, protect, save and keep harmless the Owner Participant from and against any loss, cost or expense (including legal fees and expenses) incurred by the Owner Participant, as a result of the imposition or enforcement of any such Lessor's Lien against the Aircraft, any interest therein or on the Trust Estate or the Trust Indenture Estate resulting from the Lessor's Liens attributable to SSBTC.

          SECTION 6.5   No Action Except Under Lease, Trust Agreement or
                        ------------------------------------------------
Instructions.
------------

          The Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other property which is part of the Trust Estate except (i) as required by the terms hereof or of the other Trustee Documents or (ii) in accordance with the express terms hereof or with written instructions from the Owner Participant pursuant to Section 6.1 or 6.2 hereof.

          SECTION 6.6   Tax Returns.
                        -----------

          The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by it of all monies under the Trust Agreement or any agreement contemplated hereby. The Owner Trustee agrees at the expense of the Lessee to file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created by this Trust Agreement. The Owner Trustee will at the request of the Owner Participant and at the expense of the Lessee (as provided in Section 7(c) of the Participation Agreement) cause to be prepared all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, the Owner Trustee shall send a completed copy of such return to the Owner Participant not more than 60 nor less than 30 days prior to the due date of the return provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Owner Participant such return. The Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be required from the Owner Participant in connection with the preparation of such income tax returns.

                                  ARTICLE VII

                               THE OWNER TRUSTEE

          SECTION 7.1   Acceptance of Trusts and Duties.
                        -------------------------------

          SSBTC accepts the trusts hereby created and agrees to perform the same as Owner Trustee but only pursuant to the terms of this Trust Agreement and the terms of the other Trustee Documents applicable to it. The Owner Trustee also agrees to receive all monies, and to disburse all monies actually received by it, constituting part of the Trust Estate pursuant to the terms of this Trust Agreement. SSBTC shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for the inaccuracy of any representation or breach of any warranty or covenant, made in its individual capacity, set forth in any Trustee Document, (c) as arising from the failure by SSBTC to perform its obligations under the penultimate and the last sentences of Section 6.4 hereof, (d) for taxes, fees or other charges on, based on, or measured by, any fees, commissions or compensation received by SSBTC in connection with the transactions contemplated by any Trustee Document, or (e) for any failure to use ordinary care in receiving or disbursing funds or in connection with its obligation to invest funds pursuant to Section 22 of the Lease, or Section 3.2 of this Trust Agreement. Unless otherwise expressly provided herein or in the Participation Agreement or the Trust Indenture, SSBTC shall have no obligation to advance its individual funds for any purpose, and the Owner

Trustee shall have no obligation to distribute to the Participants, Lessee or any third party any amounts to be paid to the Owner Trustee until such amounts are collected by the Owner Trustee.

          SECTION 7.2   Absence of Duties.
                        -----------------

          Except in accordance with written instructions furnished pursuant to
Section 6.1 or 6.2 hereof and except as explicitly provided in, and without limiting the generality of, Sections 4.1 and 6.4 hereof, the Owner Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Trust Agreement or of any other Operative Document, or to see to the maintenance of any such registration, recording or filing, except that the Owner Trustee shall complete, solely on the basis of information timely furnished to the Owner Trustee by applicable parties pursuant to the Participation Agreement or the Lease, and submit on a timely basis reports relating to the continued eligibility for registration, identification and activity of the Aircraft or similar reports and take such other action as may be necessary therefor, which may from time to time be required by the FAA or other government or governmental authority having jurisdiction, as requested to the Owner Trustee by Owner Participant, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) except as provided in Section 8(b) of the Participation Agreement, Section 4.01 of the Trust Indenture, or
Section 6.4 or 7.1 hereof, to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Trust Estate or the Indenture Estate, or, except as provided in Section 6.6 hereof, the filing of any returns or reports in connection therewith, (iv) to confirm or verify any financial statements of Lessee or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Aircraft. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and to the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to or by the Owner Trustee under the Lease or any other Operative Document except to the extent an Operative Document requires delivery thereof by some other person directly to the Owner Participant or the Indenture Trustee.

          SECTION 7.3   No Representations or Warranties as to Aircraft or
                        --------------------------------------------------
Documents.
---------

          THE OWNER TRUSTEE AND SSBTC MAKE (i) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, THE ABSENCE OF ANY STRICT LIABILITY OBLIGATION OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that SSBTC hereby represents and warrants to the Owner Participant that on the Effective Date the Owner Trustee received whatever title was conveyed to it by the Owner Participant and that the Aircraft was free of Lessor's Liens attributable to SSBTC, and (ii) no representation or warranty as to the validity, legality or enforceability of this Trust Agreement, the Trust Indenture, the Trust Supplement, the Participation Agreement, the Certificates, the Lease, the Purchase Agreement or any other document or instrument referred to herein or as to the correctness of any statement contained in any thereof, except to the extent that any such statement is expressly made herein or therein as a representation by SSBTC and except that SSBTC hereby represents and warrants to the Owner Participant that (x) this Trust Agreement has been, and, assuming the due authorization, execution and delivery of this Agreement by the Owner Participant, each of said other Trustee Documents has been or will be, executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, both in its individual capacity and as Owner Trustee, (y) SSBTC has all corporate power and authority to execute, deliver and perform this Trust Agreement and such other Trustee Documents and (z) assuming due authorization, execution and delivery of this Trust Agreement by the Owner Participant, this Trust Agreement constitutes the legal, valid and binding obligation of SSBTC enforceable against it in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors rights generally from time to time in effect.

          SECTION 7.4   No Segregation of Monies; No Interest.
                        -------------------------------------

          Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and shall be invested as provided in Section 3.2 hereof or Section 22 of the Lease.

          SECTION 7.5   Reliance; Agent; Advice of Counsel.
                        ----------------------------------

          The Owner Trustee shall incur no liability in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may, absent actual knowledge to the contrary, for all purposes hereof rely on a certificate, signed by the President, or by any Vice President, signing with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and, at the reasonable expense of the Trust Estate, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of any such counsel, accountants or other skilled persons appointed by it with due care hereunder.

          SECTION 7.6   Not Acting in Individual Capacity.
                        ---------------------------------

          SSBTC is entering this Agreement and accepting the trusts created hereby in its individual capacity, however, SSBTC will act solely as Owner Trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Trustee Documents; and all persons, other than the Owner Participant as provided in this Trust Agreement and the Trust Indenture having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof, except to the extent provided in the penultimate sentence of Section 7.1 hereof.


          SECTION 7.7   Compensation.
                        ------------

          Except as provided in Section 6.3 or 8.1 hereof, each of SSBTC and the Owner Trustee agrees that it shall have no right against the Owner Participant or (subject to the provisions of the Trust Indenture) the Trust Estate for any fee as compensation for its services hereunder.

                                 ARTICLE VIII

                 INDEMNIFICATION OF SSBTC BY OWNER PARTICIPANT

          SECTION 8.1   Owner Participant to Indemnify SSBTC.
                        ------------------------------------

          Whether or not any of the transactions contemplated hereby or by the Participation Agreement shall be consummated, the Owner Participant shall assume liability for, and shall indemnify, protect, save and keep harmless SSBTC and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by SSBTC on or measured by any compensation received by SSBTC for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against SSBTC (whether or not also indemnified against by any other person under any other document) relating to or arising out of this Trust Agreement or the other Trustee Documents or the enforcement of any of the terms of any thereof, or relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, or under the Trust Indenture or under the Lease, except only in the case of (i) willful misconduct or gross negligence on the part of the Owner Trustee (including, without limitation, in connection with any activities of the Owner Trustee in violation of Section 6.5 hereof) in the performance or nonperformance of its duties hereunder or under any other Operative Document to which it is a party, (ii) the breach or inaccuracy of any of SSBTC's representations or warranties or covenants referred to in Section 7.3 hereof or in the second sentence of Section 6.4 hereof, (iii) the breach or inaccuracy of any of the representations or warranties of SSBTC in any of the other Operative Documents, (iv) for the failure to use ordinary care to receive or disburse funds or in connection with its obligation to invest funds pursuant to Section 22 of the Lease, or Section 3.2 of this Trust Agreement, (v) as otherwise excluded by the terms of Section 7(b) and 7(c) of the Participation Agreement from the Lessee's general indemnity and general tax indemnity to the Owner Trustee or SSBTC under said Sections, except that such exclusion shall not apply to Section 7(b)(ii)(8) or 7(c)(10) of the Participation Agreement; (vi) to the extent the Lessee is not obligated to pay any such amounts pursuant to
Section 7(c) of the Participation Agreement, or (viii) any Tax on any fees or compensation payable to the Owner Trustee or SSBTC for its services hereunder; provided that none of the foregoing exceptions shall limit the obligation of the Owner Participant to indemnify SSBTC for actions taken or not taken in accordance with the instructions of the Owner Participant; and provided, further, that before asserting its right to indemnification pursuant to this
Section 8.1, SSBTC shall first demand its corresponding right to indemnification pursuant to Section 7 of the Participation Agreement (but need not exhaust any or all remedies available thereunder). The indemnities contained in this Section
8.1 extend to SSBTC and shall not be construed as part of the Trust Estate or the Indenture Estate (except to the extent, if any, that SSBTC has been reimbursed from the Trust Estate or Indenture Estate for amounts covered by the indemnities in this Section 8.1). The indemnities contained in this Section 8.1 shall survive the termination of this Trust Agreement. In addition, if necessary, SSBTC shall be entitled to indemnification from the Trust Estate for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursements indemnified against pursuant to this Section 8.1 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same SSBTC shall have a Lien on the Trust Estate, which shall be subject to any interest therein of the Indenture Trustee or any Loan Participant, but which shall be prior to any interest therein of the Owner Participant. The payor of any indemnity under this Section 8.1 shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                  ARTICLE IX

                           SUCCESSOR OWNER TRUSTEES;
                       APPOINTMENT OF SEPARATE TRUSTEES

          SECTION 9.1  Resignation of Owner Trustee; Appointment of Successor.
                       ------------------------------------------------------

          (a) State Street Bank and Trust Company in its individual capacity agrees that if at any time a responsible officer of State Street Bank and Trust Company shall obtain actual knowledge that State Street Bank and Trust Company has ceased to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.1 of the Trust Agreement. Notwithstanding anything contained in the foregoing, Owner Trustee may resign at any time, by giving at least 60 days prior written notice to the Indenture Trustee, the Owner Participant, and the Lessee, such resignation in each such case to be effective on the date the trusts hereunder are assumed by a successor Owner Trustee. In addition, the Owner Participant may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee, the Indenture Trustee, and the Lessee. In case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such resignation or removal, the Owner Trustee, the Owner Participant, the Indenture Trustee, the Lessee or any Sublessee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

          (b) Any successor Owner Trustee, whether appointed by a court or by the Owner Participant, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Owner Participant and the Indenture Trustee, an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee hereunder in the trusts hereunder, with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee, all the estates, rights, powers, duties, monies or other property then held by such predecessor Owner Trustee hereunder, upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

          (c) Any successor Owner Trustee, however appointed, shall (i) be a Citizen of the United States, and (ii) be a bank or trust company having its principal place of business in the United States of America, and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Owner Trustee under this Trust Agreement without further act.

          (e) The 60-day notice period specified in the first sentence of paragraph (a) of this Section 9.1 shall be reduced as necessary so that any resignation of the Owner Trustee or any successor Owner Trustee shall be effective prior to the date such Owner Trustee has ceased to be a Citizen of the United States.

          SECTION 9.2 Appointment of Separate Trustees.
                      --------------------------------

          (a) At any time or times, in the event that the Owner Trustee or the Owner Participant shall deem it necessary or prudent or desirable in order to conform to the legal requirements of any jurisdiction in which any part of the Trust Estate may at such time or times be located, upon written instruction of the Owner Participant the Owner Trustee by an instrument in writing signed by it, shall appoint one or more individuals or corporations approved by the Owner Participant to act as separate trustee or separate trustees of all or any part of the Trust Estate to the full extent that local law makes it necessary or prudent or desirable for such separate trustee or separate trustees to act.

          (b) The Owner Trustee and the Owner Participant shall execute, acknowledge and deliver all such instruments as may be required by any such separate trustee or separate trustees for more fully confirming such title, rights or duties to such separate trustee or separate trustees. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees, it, he or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Owner Trustee (except insofar as local law makes it necessary or prudent or desirable for any such separate trustee or separate trustees to act alone) subject to all the terms of this Trust Agreement. Any separate trustee or separate trustees may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

                    (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be received or delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

                    (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

                    (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

                    (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

                    (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee; and

                    (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the Loan Participants in the Indenture Estate.

In case such separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such separate trustee.

          (c) All provisions of this Trust Agreement which are for the benefit of the Owner Trustee shall extend to and apply to each separate trustee appointed pursuant to the foregoing provisions of this Section 9.2, including without limitation Article VIII hereof.

                                   ARTICLE X

                      SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST AGREEMENT AND OTHER DOCUMENTS

          SECTION 10.1  Instructions of Owner Participant;  Limitations.
                        -----------------------------------------------

          At any time and from time to time, upon the written request of the Owner Participant, (i) the Owner Trustee, together with the Owner Participant making such request, shall execute a supplement hereto for the purposes of adding provisions to, or changing or eliminating provisions of, this Trust Agreement (except Section 11.12 hereof) as specified in such request, and (ii) the Owner Trustee shall, subject to compliance with any applicable provisions of the Trust Indenture, enter into such written amendment of or supplement to the Trustee Documents as the other parties thereto may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of the terms thereof, as may be specified in such request. Without the consent of the Owner Participant, the Owner Trustee shall not execute any such supplement, amendment, waiver or modification. Without the consent of Lessee, no such supplement to this Trust Agreement or waiver or modification of the terms hereof shall permit or require any action contrary to, or disturb, Lessee's rights under the Lease, except in accordance with the provisions of the Lease or amend or modify the terms of Section 9.1(a) or 9.1(c) hereof relating to the status of the Owner Trustee as a Citizen of the United States.

          Until the Trust Indenture shall have been discharged, a signed copy of each amendment or supplement to this Trust Agreement shall be delivered by the Owner Trustee to the Indenture Trustee, without in any way affecting the Trust Indenture or the Loan Certificates and without imposing any duty on the Indenture Trustee with respect to such amendment or supplement. Promptly after the execution by the Owner Trustee of any document entered into pursuant to this
Section 10.1, the Owner Trustee shall mail, by reputable overnight courier, a conformed copy thereof to the Lessee and the Owner Participant (unless the Owner Participant and/or Lessee is a party to such document) but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

          SECTION 10.2  Owner Trustee Protected.
                        -----------------------

          If, in the reasonable opinion of the Owner Trustee, any document required to be executed pursuant to the terms of Section 10.1 hereof adversely affects any immunity or indemnity in favor of the Owner Trustee under this Trust Agreement, the Trust Indenture or the Lease, the Owner Trustee may in its reasonable discretion decline to execute such document.

          SECTION 10.3  Request of Substance Not Form.
                        -----------------------------

          It shall not be necessary for any written request furnished pursuant to Section 10.1 hereof to specify the particular form of the proposed documents to be executed pursuant to said Section 10.1, but it shall be sufficient if such request shall indicate the substance thereof.

                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION 11.1  Termination of Trust Agreement.
                        ------------------------------

          This Trust Agreement and the trusts created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earlier, but in no event prior to the termination of the Trust Indenture pursuant to
Section 10.01 thereof, of (i) the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article V hereof or (ii) the effective date of the revocation and termination of the trusts as stated in a notice in writing given by the Owner Participant to the Owner Trustee, which date shall not be less than ten nor more than thirty days from the date of mailing such notice; provided, however, that this trust shall not be subject to revocation or termination by the Owner Participant prior to the payment in full and discharge of the Certificates and the security interest granted thereby; provided, further, that any such notice given by the Owner Participant shall be accompanied by the written agreement of the Owner Participant to assume all of the obligations of the Owner Trustee under the Operative Documents and all other obligations of the Owner Trustee incurred by it hereunder in its role as Owner Trustee. Notwithstanding the foregoing, this Trust Agreement and the trusts created hereby shall terminate no later than 90 years from the earliest execution of this Trust Agreement by any party hereto, provided, however, that if the trust shall be or become valid under applicable law for a period subsequent to 90 years from the earliest execution of this Trust Agreement by any party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid, whereupon all monies or other property or proceeds constituting part of the Trust Estate shall be distributed in accordance with the terms of Article V hereof; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

          Each of the parties hereto acknowledges that the bankruptcy or incapacity of the Owner Participant will not terminate the Trust Agreement, nor entitle such person's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto. No creditor of the Owner Participant shall obtain legal title to or exercise legal or equitable remedies with respect to the Trust Estate as a result of the Owner Participant's status. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to its beneficial interest in the Trust Estate shall operate to terminate the Trust Agreement or the Trusts created thereby.

          SECTION 11.2  No Legal Title to Trust Estate Owner Participant.
                        ------------------------------------------------

          The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successor or transferee of the Owner Participant to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          SECTION 11.3  Sale of Aircraft by Owner Trustee Is Binding.
                        --------------------------------------------

          Any sale or other conveyance of the Aircraft by the Owner Trustee made pursuant to the terms of this Trust Agreement or of the Lease shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and such Owner Participant in and to the Aircraft sold or conveyed but shall be subject to the Trust Indenture and the rights of the Loan Participants. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

          SECTION 11.4  Trust  Agreement for Benefit of Owner Trustee and
                        -------------------------------------------------
Owner Participant Only.
----------------------

          Except as expressly provided herein, including Section 11.1 hereof, nothing in this Trust Agreement, whether express or implied, shall be construed to give to any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement.

          SECTION 11.5  Notices.
                        -------

          Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be given in the manner provided in Section 13 of the Participation Agreement.

          SECTION 11.6  Severability.
                        ------------

          Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.7   Limitation on Owner Participant's Liability.
                         -------------------------------------------


          The Owner Participant shall not have any liability for the performance of this Trust Agreement, except as expressly set forth herein.

          SECTION 11.8   Separate Counterparts.
                         ---------------------

          This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. It shall not be necessary, when making proof of this Trust Agreement, to produce or account for more than one counterpart.

          SECTION 11.9   Successors and Assigns.
                         ----------------------

          All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, the Owner Participant and its permitted successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Owner Participant shall bind the successors and assigns of such Owner Participant.

          SECTION 11.10  Headings.
                         --------

          The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 11.11  Governing Law.
                         -------------

          THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          SECTION 11.12  Authorization to Cover Trustee for Trust Indenture.
                         --------------------------------------------------

          Notwithstanding any contrary provision in this Trust Agreement, the Owner Trustee is hereby authorized and instructed to enter into and perform fully the Trust Indenture. This provision is for the benefit of the Owner Trustee, the Indenture Trustee and the Loan Participants and shall not be changed prior to the termination of the Trust Indenture pursuant to Section
10.01 thereof.

          SECTION 11.13  Waivers etc.
                         -----------

          No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                                  *    *    *

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and this Trust Agreement shall be effective this _____ day of ______________, 2000.

                                            BANCBOSTON UNITED LEASING LLC

                                            Owner Participant

                                            By_________________________________
                                                 Title:


                                            STATE STREET BANK AND TRUST COMPANY



                                            By_________________________________
                                                 Title: